Exhibit 107

Calculation of Filing Fee Tables

FORM S-1 MEF
(Form Type)

Columbus Circle Capital Corp I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities*

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant(2)(3)	457(a)	2,300,000	10.00	23,000,000	$153.10 per $1,000,000	$3,522
Fees to Be Paid	Equity	Class A ordinary shares included as part of the units(2)(3)	457(a)	2,300,000	—	—	$153.10 per $1,000,000	—	(4)
Fees to Be Paid	Equity	Redeemable warrants included as part of the units(2)(3)	457(a)	1,150,000	—	—	$153.10 per $1,000,000	—	(4)
Fees to Be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units(2)(3)	457(a)	1,150,000	11.50	13,225,000	$153.10 per $1,000,000	$2,025
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$36,225,000		$5,547
	Total Fees Previously Paid							$0.00	(5)
	Total Fee Offsets							$0.00
	Net Fee Due							$5,547

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333- 286778).

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions

(4)	No fee pursuant to Rule 457(g).

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $362,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-286778), which was declared effective by the Securities and Exchange Commission on May 15, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $36,225,000is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

Table 2: Fee Offset Claims and Sources

N/A